UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

43-1792717

(I.R.S. employer identification number)

0-23325

(Commission file number)

2144 E Republic Road, Suite F200
Springfield, Missouri 65804
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[_]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934.

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [_]

INCLUDED INFORMATION

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 23, 2018, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, the stockholders (i) elected certain Directors listed below for three year terms; (ii) approved, on a non-binding advisory basis, the Company’s executive compensation practices; and (iii) ratified the appointment of BKD, LLP as the Company’s independent registered public accountants. Of the shares of common stock outstanding as of the record date for the Meeting, 91% were present in person or by proxy.

The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Meeting were as follows:

	Number of Shares

	For	Withheld		Broker Non-Votes
1. The election of three Directors for a three year term.

Nominee
Shaun A. Burke	2,440,903	564,029		1,038,099
Kurt D. Hellweg	2,929,712	75,220		1,038,099
James R. Batten	2,927,407	77,525		1,038,099

	For	Against	Abstained	Broker Non-Votes
2. Advisory, non-binding, approval of executive compensation.	2,796,700	160,431	47,802	1,038,099

	For	Against	Abstained	Broker Non-Votes
3. Ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.	4,037,041	-	5,990	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc. By: /s/ Shaun A. Burke Shaun A. Burke President and Chief Executive Officer

Date: May 25, 2018